Exhibit 99.1

Whirlpool Corporation Significantly Accelerates Portfolio Transformation

•	Concludes strategic review of its EMEA business

•	Announces agreement to contribute European major domestic appliance (MDA) business into a newly formed entity with Arçelik A.Ş

•	Creates over €6 billion revenue European MDA platform with over €200 million of cost synergies

•	Whirlpool Corp. provides preliminary 2022 results & 2023 perspective

BENTON HARBOR, Mich. — January 17, 2023— Whirlpool Corporation (NYSE: WHR) today announced the completion of the strategic review of its Europe, Middle East and Africa (EMEA) business and entered into a definitive contribution agreement with Arçelik A.Ş (“Arcelik”) which significantly accelerates Whirlpool’s portfolio transformation. Under the terms of the agreement, Whirlpool will contribute its European major domestic appliance business, and Arcelik will contribute its major domestic appliance, consumer electronics, air conditioning, and small domestic appliance businesses into the newly formed entity of which Whirlpool will own 25% and Arcelik 75%(1). Separately, Whirlpool agreed in principle to the sale of Whirlpool’s Middle East and Africa business to Arcelik(1). Whirlpool will retain ownership of its EMEA KitchenAid small domestic appliance business.

The new entity is expected to have combined sales of over €6 billion(1) and will be well-positioned to deliver value to consumers through attractive brands, sustainable manufacturing, product innovation, and consumer services. The combined businesses are expected to generate cost synergies of over €200 million.

“Today’s announcement marks yet another major and important milestone in our ongoing portfolio transformation,” said Marc Bitzer, Chairman and Chief Executive Officer of Whirlpool Corporation. “This allows us to participate in significant value creation from the repositioning of the business and cost synergies through our minority interest.”

Unlocking Significant Value Creation

The transaction announced today is expected to deliver net present value of future cash flows of over $750 million, primarily through predictable cash flows from multi-year licensing of the Whirlpool brand and the potential monetization of Whirlpool’s minority interest. As previously announced, Whirlpool separately sold its Russia business to Arcelik in August of 2022 for up to $260 million of deferred payments. The Russia business will not be part of the new combined company.

Post closing, Whirlpool expects full-year cash provided by operations and free cash flow(3) to increase by approximately $100 and $250 million, respectively, in addition to future proceeds from a licensing agreement entered into in connection with the transaction and any dividends from the new entity. Below is the expected post-closing positive impact of the transaction on the Company’s long-term value creation metrics:

Long-Term Value Creation Goals* (Annual Expectations)	Sales Growth (Annual Organic Net Sales Growth Excluding Currency)	Ongoing EBIT(2) (Ongoing Earnings Before Interest and Tax, % of Net Sales)	Free Cash Flow(3) ( Free Cash Flow as a % of Net Sales)	ROIC (Return of Invested Capital)
Impact	unchanged	~150 bps	~150 bps	~200 bps

*

Reconciliations to the equivalent GAAP measures—net sales, net earnings, cash provided by (used in) operating activities, and return on assets—for the forward-looking metrics below are not provided as they rely on market factors and other assumptions outside of our control.

Note: EBIT Margin expectations for the Company’s North America segment remain unchanged at 15-16%.

Timing and Other Details

The transaction is expected to close in the second half of 2023 and is subject to additional requirements for closing, including obtaining regulatory approvals and other customary closing conditions.

In connection with the transaction, the Company recorded a non-cash loss on disposal of approximately $1.5 billion in the fourth-quarter of 2022. The loss includes a charge of approximately $1.1 billion for the write down of the net assets of the EMEA business to the fair value of the initial consideration to be received and approximately $400 million of cumulative currency translation adjustments. The transaction is expected to negatively impact full-year 2022 earnings per share by approximately $26.00 to $28.00 on a GAAP basis with no expected material impact on an ongoing (non-GAAP) basis.

Whirlpool’s European business met the criteria for held-for-sale accounting during the fourth-quarter of 2022. Until the closing of the transaction, Whirlpool’s European business will be included in the Company’s results. Additionally, Whirlpool will have no obligation to provide financing to the new company after the transaction closes.

The following are the sales and EBIT for the divested businesses, which include Whirlpool, Hotpoint(4), Bauknecht, and Indesit branded products, for 2021 and year-to-date September 30, 2022.

	Full-Year 2021			Nine Months Ended September 30,2022
	Net Sales ($M)		EBIT ($M)	Net Sales ($M)		EBIT ($M)
Divested Businesses	~$	4,200	~$ (30)	~$	2,650	~$ (80)

Note: The results above are unaudited proforma financial metrics.

Select 2022 Preliminary Results

Separately, Whirlpool Corporation announced its expectation for select preliminary unaudited results for its full-year ended December 31, 2022:

Estimated Select Preliminary Full-Year 2022 Results and 2021 Comparison	2022 (Unaudited)		2021	Change
Net Sales ($M)	~$	19,700	$21,985	(10)%
GAAP net earnings (loss) ($M)	~$	(1,535)	$1,783	nm
Ongoing EBIT(2) ($M)	~$	1,335	$2,379	(43)%
GAAP earnings (loss) per share	~$	(27.50)	$28.36	nm
Ongoing earnings (loss) per diluted share(2)	~$	19.25	$26.59	(28)%

During the fourth-quarter, the Company’s North America region experienced a significant one-off supply chain disruption primarily involving one critical supplier which has since been resolved. This disruption negatively impacted the Company’s sales, production volumes, and EBIT margins in the fourth-quarter of 2022.

Additionally, for the full-year 2022, cash provided by operating activities is expected to be approximately $1.4 billion, and free cash flow(3) is expected to be approximately $800 million. For the full-year 2022, the Company expects GAAP and adjusted tax expense of approximately $260 million and $50 million respectively, or an effective GAAP and adjusted tax rate of approximately 21% and 4%, respectively.

Looking forward to 2023, the Company expects supply constraints to significantly improve during the first quarter, as they have already begun to ease. The Company expects 2023 operational performance to be similar to 2022, including continued expectations of $500 million net cost takeout. Additionally, the Company expects full-year 2023 GAAP and adjusted tax rate (non-GAAP) of 14 to 16 percent.

The preliminary results for the full-year ended December 31, 2022, are estimates based on information available to management as of the date of this release, are still subject to procedures by our independent auditor, and are subject to further changes upon completion of the company’s year-end closing procedures.

The Company will provide a full update in its release of fourth-quarter and full-year 2022 results along with 2023 guidance, now scheduled for 4:05 p.m. ET on Monday, January 30, 2023. Whirlpool Corporation will then hold a conference call to discuss its performance with the investment community at 8 a.m. ET on Tuesday, January 31, 2023.

Advisors

Perella Weinberg Partners LP is serving as financial advisor, and Latham & Watkins LLP and Cleary Gottlieb Steen & Hamilton LLP are serving as legal advisors, to Whirlpool Corporation on the strategic review of the EMEA business.

(1)

€6 billion reference based on the combined 2021 revenues of Whirlpool and Arcelik European businesses. Final post-closing ownership ratio will be determined after taking into account the respective 2022 EBITDA, net asset values, net indebtedness, and net working capital of the parties. Arcelik’s wholly owned subsidiary Ardutch B.V. has entered into the contribution agreement with 75% ownership. Agreement in principle to sell Middle East and Africa relates to sale of wholly-owned subsidiaries in UAE and Morocco and operations in various North Africa countries

(2)(3)	Ongoing measures and free cash flow are non-GAAP measures. Reconciliations for 2021 and 2022 appear below.
(4)	Whirlpool Corporation’s ownership of Hotpoint brand in EMEA and Asia Pacific regions is not affiliated with Hotpoint brand sold in the Americas.

About Whirlpool Corporation

Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit, Yummly and InSinkErator. In 2021, the company reported approximately $22 billion in annual sales, 69,000 employees and 54 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

Website Disclosure

We routinely post important information for investors on our website, WhirlpoolCorp.com, in the “Investors” section. We also intend to update the “Hot Topics Q&A” portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the “Investors” section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Whirlpool Additional Information

This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries (“Whirlpool”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our portfolio transformation, long-term value creation goals, transaction-specific financial statement impact, estimated 2022 results, future financial results, EPS impact, transaction-related synergies (including as a result of our minority interest), transaction structure, closing timing of the transaction, 2023 operational performance, supply chain, cost take out, raw material expectations and financial reporting expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” and similar words or expressions. Many risks, contingencies, and uncertainties could cause actual results to differ materially from Whirlpool Corporation’s forward-looking statements, including the risk that we may not close the transaction in accordance with our expected timing or at all and that we may not realize the synergies and financial benefits from the transaction. Additional risks and uncertainties that could materially affect such forward-looking statements include, but are not limited to: (1) the ongoing Russian invasion of Ukraine and related conflict and sanctions; (2) COVID-19 pandemic-related business disruptions and economic uncertainty; (3) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (4) Whirlpool’s ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (5) Whirlpool’s ability to maintain its reputation and brand image; (6) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (7) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (8) Whirlpool’s ability to obtain and protect intellectual property rights; (9) acquisition, divestiture and investment-related risks, including risks associated with the InSinkErator acquisition and our past acquisitions; (10) Whirlpool’s ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool’s ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (16) our ability to attract, develop and retain executives and other qualified employees; (17) the impact of labor relations; (18) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (19) Whirlpool’s ability to manage foreign currency fluctuations; (20) impacts from goodwill impairment and related charges; (21) triggering events or circumstances impacting the carrying value of our long-lived assets; (22) inventory and other asset risk; (23) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (24) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (25) the effects and costs of governmental investigations or related actions by third parties; (26) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; (27) Whirlpool’s ability to respond to the impact of climate change and climate change regulation; and (28) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION

OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as “ongoing” measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, return on invested capital (ROIC) and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and divestitures. Management believes that ROIC provides investors with a view of capital efficiency, a key driver of stockholder value creation. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company’s effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT as an important financial metric used by the Company’s Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280—Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FULL YEAR 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The preliminary results for the full-year ended December 31, 2022, are estimates based on information available to management as of the date of this release, are still subject to procedures by our independent auditor, and are subject to further changes upon completion of the company’s year-end closing procedures. The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net (loss) per basic share available to Whirlpool, for the twelve months ended December 31, 2022 (estimated and unaudited). The (loss) per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was ~21% (estimated). The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full year adjusted tax rate (non-GAAP) of ~4% (estimated).

Earnings Before Interest & Taxes Reconciliation: (amounts estimated and unaudited)	Twelve Months Ended December 31, 2022 (unaudited)
Net earnings (loss) available to Whirlpool	~$	(1,535)
Net earnings (loss) available to noncontrolling interests		~10
Income tax expense (benefit)		~260
Interest expense		~190

Earnings before interest & taxes	~$	(1,075)

(amounts estimated and unaudited)	Results classification	Earnings before interest & taxes (unaudited)		Earnings per diluted share (unaudited)
Reported measure		~$	(1,075)	~$	(27.50)
Impairment of goodwill and other intangibles(d)	Impairment of goodwill and other intangibles		~385		~6.89
Impact of M&A transactions(b)	Selling, general and administrative		~1,900		~33.98
Preliminary additional fourth quarter adjusting items(f)	Various		~125		~2.24
Total income tax impact			—		~(1.81)
Normalized tax rate adjustment(e)			—		~5.65
Share adjustment*			—		~(0.20)

Ongoing measure		~$	1,335	~$	19.25

Note: Numbers may not reconcile due to rounding

*

As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the full year ongoing earnings per diluted share includes basic shares outstanding of 55.9 million plus the impact of antidilutive shares of 0.6 million which were excluded on a GAAP basis.

FULL YEAR 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2021. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was 22.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 23.5%.

Earnings Before Interest & Taxes Reconciliation:	Twelve Months Ended December 31, 2021
Net earnings (loss) available to Whirlpool	$1,783
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	518
Interest expense	175

Earnings (loss) before interest & taxes	$2,499

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$2,499	$28.36
Restructuring costs(a)	Restructuring costs	38	0.61
Impact of M&A transactions (b)	(Gain) loss on sale and disposal of businesses	(107)	(1.69)
(Gain) loss on previously held equity interest(c)	(Gain) loss on previously held equity interest	(42)	(0.50)
Product warranty and liability (income) expense(g)	Cost of products sold	(9)	(0.14)
Income tax impact		—	0.41
Normalized tax rate adjustment(e)		—	(0.46)

Ongoing measure		$2,379	$26.59

Note: Numbers may not reconcile due to rounding

FOOTNOTES

a.

RESTRUCTURING COST - In 2022, and moving forward, we will only exclude restructuring actions greater than $50 million from our ongoing results. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.

b.

IMPACT OF M&A TRANSACTIONS - In January 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, the Company recorded a non-cash loss on disposal of approximately $1.5 billion in the fourth-quarter of 2022. The loss includes a charge of approximately $1.1 billion for the write down of the net assets of the EMEA business to the fair value of the initial consideration to be received and approximately $400 million of cumulative currency translation adjustments. Whirlpool’s European business met the criteria for held-for-sale accounting during the fourth-quarter of 2022. Until the closing of the transaction, Whirlpool’s European business will be included in the Company’s results.

During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the assets to their fair value. During the third quarter of 2022, the loss from disposal was adjusted by an immaterial amount resulting in a final loss amount of $348 million for the twelve months ended December 31, 2022.

Additionally, we incurred unique transaction related costs of approximately $45 million related to portfolio transformation for the nine months ended September 30, 2022. These transaction costs are recorded in Selling, general and administrative expenses on our Consolidated Statement of Comprehensive Income (Loss).

On May 17, 2021, our subsidiary entered into a share purchase agreement to sell its Turkish subsidiary to Arçelik. As part of the agreement, Arçelik assumed responsibility for operating the manufacturing site in Manisa, Turkey, following closing. The transaction closed on June 30, 2021. In connection with the closing of the transaction, we received cash proceeds of $93 million and recognized a loss on sale of $164 million. During the third quarter of 2021, amounts for working capital and other customary post-closing adjustments were finalized and an additional $13 million loss related to the sale of business was recorded.

On March 31, 2021, Galanz launched its partial tender offer for majority ownership of Whirlpool China. Our subsidiary tendered approximately 31% of Whirlpool China’s outstanding shares in the tender offer, with the remainder representing a noncontrolling interest of approximately 20% in Whirlpool China. The transaction closed on May 6, 2021. In connection with the closing of the transaction, we received cash proceeds of $193 million and recognized a gain on sale of $284 million.

The net impact realized for gain on sale and disposal of businesses included in the income statement for the twelve months ended December 31, 2021 is $105 million.

c.

(GAIN) LOSS ON PREVIOUSLY HELD EQUITY INTEREST—During the third quarter of 2021, Whirlpool Corporation acquired an additional 38% equity interest in Elica PB India Private Limited (Elica PB India) for $57 million, which resulted in a controlling equity ownership of approximately 87%. The previously held equity interest of 49% in Elica PB India was remeasured at fair value of $74 million on the acquisition date, which resulted in a gain of $42 million. This gain was recorded within Interest & sundry (income) expense during the third quarter. The earnings per diluted share impact is calculated net of minority interest.

d.

IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLES—The carrying value of the EMEA reporting unit and Indesit and Hotpoint trademarks exceeded their fair values resulting in an impairment charge of $384 million during the second quarter of 2022.

e.

NORMALIZED TAX RATE ADJUSTMENT - During the full year of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of approximately 4% which excludes the impacts of the non-tax deductible loss on sale of the Russia business of $348 million and impairment of goodwill of $278 million, along with the impact of M&A transactions of approximately $1.5 billion. During the full year of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 23.5%.

f.

PRELIMINARY ADDITIONAL FOURTH QUARTER 2022 ADJUSTING ITEMS - In the fourth quarter of 2022, the Company substantially liquidated an offshore subsidiary, resulting in a one time noncash adjustment to earnings related to release of other comprehensive income on hedging and cumulative translation adjustments, incurred incremental M&A transaction costs outside of the EMEA strategic assessment and recorded an impairment on a joint venture in the Latin America operating segment. Additional details will be provided during the Company’s fourth quarter 2022 earnings release.

g.

PRODUCT WARRANTY AND LIABILITY (INCOME) EXPENSE - During the fourth quarter of 2021, the Company released an accrual of approximately $9 million related to a previously announced EMEA-produced washer recall campaign. These adjustments were made based on our revised expectations regarding future period cash expenditures for the campaign.

FREE CASH FLOW

The preliminary results for the full-year ended December 31, 2022, are estimates based on information available to management as of the date of this release, are still subject to procedures by our independent auditor, and are subject to further changes upon completion of the company’s year-end closing procedures. Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2022 (estimated) and 2021 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended December 31,
(millions of dollars) (amounts estimated and unaudited for 2022)	2022 (unaudited)		2021
Cash provided by (used in) operating activities	~$	1,400	$2,176
Capital expenditures		~(600)	(525)

Free cash flow	~$	800	$1,651

Estimates for 2022 cash provided by (used in) investing activities and cash provided by (used in) financing activities are not provided as certain year-end close procedures impacting these line items are not yet complete. The Company will provide final amounts for these line items in its earnings release for the year ended December 31, 2022.

Throughout 2021 and comparable periods, the Company defined adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. Starting in 2022, the Company presents free cash flow which is cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow of $1,963 million for the fourth quarter of 2021 has been restated to $1,651 million free cash flow measure to conform with current year presentation.

Adjusted Free Cash Flow (FCF) Reconciliation: (millions of dollars)	Twelve Months Ended December 31, 2021
Cash provided by (used in) operating activities	$2,176
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash	(213)

Adjusted free cash flow	$1,963

Cash provided by (used in) investing activities*	(660)
Cash provided by (used in) financing activities*	(1,339)

Free Cash Flow (FCF) Reconciliation: (millions of dollars)	Twelve Months Ended December 31, 2021
Cash provided by (used in) operating activities	$2,176
Capital expenditures	(525)

Free cash flow	$1,651

Cash provided by (used in) investing activities	$(660)
Cash provided by (used in) financing activities	(1,339)

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